Exhibit 99.1

OMEGA FLEX, INC.
Manufacturer of flexible metal hose and gas piping products

Exton, Pennsylvania	Contact: Kevin R. Hoben
April 21, 2010	(610) 524-7272

PRESS RELEASE
Omega Flex Announces First Quarter 2010 Financial Results

Omega Flex today reported its results of operations for the First Quarter, 2010:

OMEGA FLEX, INC. (OFLX)	EARNINGS DIGEST

Three Months Ended March 31:	2010	2009

Revenues	$11,691,000	$10,093,000
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Net income	$1,075,000	$392,000
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Earnings per share - basic and diluted	$0.11	$0.04
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Weighted average shares – basic and diluted	10,091,822	10,093,345
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Kevin R. Hoben, President and CEO, indicated the Company’s 2010 1st Quarter Revenues have improved $1,598,000 (15.8%) from Revenues in the 1st Quarter of 2009, and Net Income increased $683,000 (174.2%) above the same period last year.

Revenue for the three-months ended March 31, 2010, increased as a result of stronger customer demand, and illustrates the Company’s ability to utilize its proprietary products to increase market share in a fragile construction industry.  A key driver for the increase in net income was a reduction in cost of goods sold, which were 45.1% and 57.1% of sales for the first quarter of 2010 and 2009, respectively.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control.  Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995 that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events.  The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release.  Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.